EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the 60-day period preceding this filing. Such transactions involved the sale of shares on the NASDAQ Global Market. Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares

11/13/2017	Sale	$8.4327	[1]	5090
11/14/2017	Sale	$8.4746	[2]	6300
11/15/2017	Sale	$8.1896	[3]	11800
11/16/2017	Sale	$8.2960	[4]	8100
11/17/2017	Sale	$8.1915	[5]	11200
11/20/2017	Sale	$8.0995	[6]	9284
11/21/2017	Sale	$8.0315	[7]	12270
11/22/2017	Sale	$8.0777	[8]	2800
11/24/2017	Sale	$7.9773	[9]	1100
11/27/2017	Sale	$8.0421	[10]	3500
11/28/2017	Sale	$7.9325	[11]	3000
11/29/2017	Sale	$7.8604	[12]	8200
11/30/2017	Sale	$7.8154	[13]	1300
12/1/2017	Sale	$7.6480	[14]	7500
12/4/2017	Sale	$7.4239	[15]	9300
12/5/2017	Sale	$7.3104	[16]	32500
12/6/2017	Sale	$7.2917	[17]	9600
12/7/2017	Sale	$7.2355	[18]	10833
12/8/2017	Sale	$7.0537	[19]	8700
12/11/2017	Sale	$7.1070	[20]	2500
12/12/2017	Sale	$7.0149	[21]	11900
12/13/2017	Sale	$6.9358	[22]	36557
12/14/2017	Sale	$6.8206	[23]	18665

1 This transaction was executed in multiple trades at prices ranging from $8.30 - 8.55.

2 This transaction was executed in multiple trades at prices ranging from $8.40 - 8.55.

3 This transaction was executed in multiple trades at prices ranging from $8.10 - 8.55.

4 This transaction was executed in multiple trades at prices ranging from $8.10 - 8.40.

5 This transaction was executed in multiple trades at prices ranging from $8.10 - 8.375.

6 This transaction was executed in multiple trades at prices ranging from $8.00 - 8.20.

7 This transaction was executed in multiple trades at prices ranging from $7.95 - 8.225.

8 This transaction was executed in multiple trades at prices ranging from $8.00 - 8.15.

9 This transaction was executed in multiple trades at prices ranging from $7.90 - 8.05.

10 This transaction was executed in multiple trades at prices ranging from $8.00 - 8.125.

11 This transaction was executed in multiple trades at prices ranging from $7.90 - 8.00.

12 This transaction was executed in multiple trades at prices ranging from $7.75 - 7.975.

13 This transaction was executed in multiple trades at prices ranging from $7.80 - 7.85.

14 This transaction was executed in multiple trades at prices ranging from $7.55 - 7.75.

15 This transaction was executed in multiple trades at prices ranging from $7.35 - 7.575.

16 This transaction was executed in multiple trades at prices ranging from $7.20 - 7.45.

17 This transaction was executed in multiple trades at prices ranging from $7.25 - 7.375.

18 This transaction was executed in multiple trades at prices ranging from $7.10 - 7.425.

19 This transaction was executed in multiple trades at prices ranging from $7.00 - 7.175.

20 This transaction was executed in multiple trades at prices ranging from $7.10 - 7.175.

21 This transaction was executed in multiple trades at prices ranging from $6.95 - 7.15.

22 This transaction was executed in multiple trades at prices ranging from $6.90 - 7.00.

23 This transaction was executed in multiple trades at prices ranging from $6.80 - 6.90.